    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 2001

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          CYBERTEL COMMUNICATIONS CORP.
    ------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                              86-0862532
-------------------------------                             --------------------
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)

   4275 Executive Square, Suite 510
         La Jolla, California                                     92037
----------------------------------------                        ---------
(Address of principal executive offices)                        (Zip Code)


                          Cybertel Communications Corp.
                           2001 Consultants Stock Plan
    ------------------------------------------------------------------------
                            (Full title of the plan)

                               Richard Mangiarelli
                              4275 Executive Square
                                    Suite 510
                           La Jolla, California 92037


                                   copies to:

                                 Nimish P. Patel
                       10900 Wilshire Boulevard, Suite 500
                          Los Angeles, California 90024
                                 (310) 208-1182
    ------------------------------------------------------------------------
              (Name and address and telephone of agent for service)

                                      CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- ------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED          REGISTERED            SHARE (1)             PRICE(1)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- ------------------
Common Stock                 1,500,000               $0.22               $330,000              $82.50
----------------------- --------------------- -------------------- --------------------- ------------------

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, the price per share and aggregate offering price are based upon the average closing bid ask price of the Common Stock of the Registrant as traded in the Over-The-Counter Market and reported in the Electronic Bulletin Board of the National Association of Securities Dealers on November 13, 2001.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents are hereby incorporated by reference into this Registration Statement:

         (a) The Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, filed by the Registrant with the Securities and Exchange Commission (the "Commission") on July 19, 2001, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

         (b) The Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed by the Registrant with the Commission on May 14, 2001.

         (c) The Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed by the Registrant with the Commission on August 13, 2001.

         (d) The description of the Registrant's common stock, which is contained in a registration statement filed on Form 10SB12G on August 2, 1999.

         (f) In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the common shares being registered herein will be passed upon for the Company by Pollet & Richardson, a Law corporation. Erick E. Richardson and Nimish Patel, principals of the law firm are eligible to receive shares of the Company's common stock pursuant to this Form S-8 Registration Statement.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under the Nevada General Corporation Law and our Articles of Incorporation, our directors will have no personal liability to us or our shareholders for monetary damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer. This does not eliminate or limit the liability of a director (i) for a breach of the duty of loyalty to the Company or its shareholders, (ii) for acts or omissions involving intentional misconduct, fraud or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes, or
(v) for any transaction from which the director derived an improper personal benefit. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         The Company's Bylaws require the Company to indemnify each director and officer of the Company who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be so involved in any threatened, pending or completed action suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, including without limitation, any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor (collectively, a "PROCEEDING") by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other entity or enterprise, against all expenses and liabilities actually and reasonably incurred by him in connection with such Proceeding. This right to indemnification conferred by the Company's Bylaws is presumed to have been relied upon by the directors and officers of the corporation and shall be enforceable as a contract right and inure to the benefit of heirs, executors and administrators of such individuals. Expenses of officers and directors incurred in defending a Proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the Proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by the corporation. However, no indemnification or reimbursement will be permitted for expenses incurred in connection with any claim or liability arising out of his or her own negligence or willful misconduct or if a court of competent jurisdiction determines that he is not entitled to be indemnified by the corporation.

         The Articles of Incorporation do not exclude any other rights to which an officer or director seeking indemnification or advancement of expenses may be entitled under the certificate or articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, and fully protects the Company, its directors, officers, employees and agents in taking any action or making any payment, or in refusing to do so, pursuant to a determination made by the corporation that indemnification of the director or the officer is or is not proper in the circumstances.

         The effect of these provisions in our Articles of Incorporation and Bylaws is to eliminate the rights of the Company and its shareholders (through shareholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of his or her fiduciary duty of care as a director (including breaches resulting from negligence or grossly negligent behavior) except in the situations described in clauses (i) through (v) above. These provisions do not limit or eliminate the rights of the Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law and permits the Company to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Company, whether or not the Company has the authority to indemnify such person against such liability and expenses.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         4.1 Certificate of Incorporation of the Company and Amendments thereto (filed on August 2, 1999, as an exhibit to the Company's Registration Statement on Form 10-SB and incorporated herein by this reference).

         4.2 Bylaws of the Company, as amended (filed on August 2, 1999, as an exhibit to the Company's Registration Statement on Form 10-SB and incorporated herein by this reference).

         4.3 Amendment of Bylaws (filed on June 25, 2001, as an exhibit to the Company's Registration Statement on Form S-8 and incorporated herein by this reference).

         5.0      Opinion regarding legality

         10.1     Cybertel Communications Corp. 2001 Consultants Plan

         23.1     Consent of Malone & Bailey, PLLC

         23.2     Consent of Pollet & Richardson (included in Exhibit 5)

ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) 0f the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of La Jolla, State of California, on this 14th day of November, 2001.

                          CYBERTEL COMMUNICATIONS CORP.


                          By:  /s/ Richard Mangiarelli
                               -----------------------------------------
                               Richard D. Mangiarelli
                               CEO, President and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Dated:  November 14, 2001      /s/ Richard Mangiarelli
                               -----------------------------------------
                               Richard D. Mangiarelli
                               CEO, President and Director


Dated:  November 14, 2001      /s/ Paul J. Mills
                               -----------------------------------------
                               Paul J. Mills
                               Secretary and Director


Dated:  November 14, 2001      /s/ John E. Jordan
                               -----------------------------------------
                               John E. Jordan
                               Director

                                INDEX TO EXHIBITS

Exhibit
Number   Description

4.1 Certificate of Incorporation of the Company and Amendments thereto (filed on August 2, 1999, as an exhibit to the Company's Registration Statement on Form 10-SB and incorporated herein by this reference).

4.2 Bylaws of the Company, as amended (filed on August 2, 1999, as an exhibit to the Company's Registration Statement on Form 10-SB and incorporated herein by this reference).

4.3 Amendment of Bylaws (filed on June 25, 2001, as an exhibit to the Company's Registration Statement on Form S-8 and incorporated herein by this reference).

5.0      Opinion regarding legality

10.1     Cybertel Communications Corp. 2001 Consultants Plan

23.1     Consent of Malone & Bailey, PLLC

23.2     Consent of Pollet & Richardson (included in Exhibit 5)